SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2006

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 3, 2006, the registrant, Cubist Pharmaceuticals, Inc., or Cubist, issued a press release relating to the availability of briefing documents prepared by Cubist and the United States Food and Drug Administration, or FDA, and provided to members of the Anti-Infective Drugs Advisory Committee, or AIDAC, for the public meeting of the AIDAC held on March 6, 2006. At this meeting, the AIDAC reviewed Cubist’s Supplemental New Drug Application, or sNDA, for the expanded label for CUBICIN® (daptomycin for injection) in the treatment of Staphylococcus aureus bacteremia with known or suspected endocarditis.  A copy of the press release has been filed as an exhibit to this Current Report on Form 8-K, attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On March 6, 2006, Cubist issued a press release relating to NASDAQ’s trading halt of Cubist common stock on March 6, 2006, the day of the AIDAC meeting.  Trading of Cubist common stock resumed on March 7, 2006.  A copy of the press release has been filed as an exhibit to this Current Report on Form 8-K, attached hereto as Exhibit 99.2, and is incorporated herein by reference.

On March 6, 2006, Cubist issued a press release relating to the AIDAC having voted that there was substantial evidence of safety and efficacy of CUBICIN in the treatment of S. aureus bacteremia and infective endocarditis.  The AIDAC vote is not binding on the FDA’s decision on Cubist’s sNDA.  A copy of the press release has been filed as an exhibit to this Current Report on Form 8-K, attached hereto as Exhibit 99.3, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 3, 2006

99.2	Press Release dated March 6, 2006

99.3	Press Release dated March 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W.J. McGirr
David W.J. McGirr Senior Vice President and Chief Financial Officer

Dated: March 9, 2006